Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Aeries Technology, Inc. of our report dated September 27, 2024. We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ Manohar Chowdhry & Associates

Chennai, India

November 7, 2024